EXHIBIT 23.0

Independent Auditors’ Consent

The Board of Directors

New York Community Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-32881, 333-105901, 333-51998, 333-89826 and 333-66366) on Form S-8 and the Registration Statements (Nos. 333-86682, 333-105350, and 333-100767) on Form S-3 of New York Community Bancorp, Inc. of our report dated February 17, 2004, relating to the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report and is incorporated by reference on Form 10-K of New York Community Bancorp, Inc. Our report refers to changes in 2002, as the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangibles.” Our report also refers to changes in 2001, as the Company adopted the provisions of Statement of Financial Accounting Standards No. 141, “Business Combinations.”

/s/ KPMG LLP

New York, New York
March 15, 2004